Exhibit 3.27

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470/Hartford, CT 06115-0470 /Rev. 12/1999

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION:

Relationship Marketing Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☒ A.  AMENDED.

☐ B.  AMENDED AND RESTATED.

☐ C.  RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Article IV is hereby amended to read in its entirety as follows:

“Article IV: The purpose for which the Corporation has been organized is to engage in any lawful business.”

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CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (Check A., B. or C.):

☐ A.	The resolution was approved by shareholders as follows:

(set forth all voting information required by Cons. Gen-Stat. Section 33-800 as amended in the space provided below)

Of the 114.711.63 shares of Common Stock (entitled to cast one vote per share) of the Corporation outstanding and entitled to vote on the Amendment to the Certificate of Incorporation, the holder of all of the shares of Common Stock voted in favor of the Amendment.

☐ B.	The amendment was adopted by the board of directors without shareholder action. No Shareholder vote was required for adoption.

☐ C.	The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION:

Dated this 1st day of November, 2002

Barry P. Hoffman	Exec. Vice President and Secretary	/s/ Barry P. Hoffman
Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

I-97

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION:

Relationship Marketing Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☒    A. AMENDED.

☐    B. AMENDED AND RESTATED.

☐    C. RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Article II is hereby amended to read in its entirety as follows:

“Article II: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 80,299 shares of common stock, no par value per share (“Common Stock”). On and after March 21, 2000, the Corporation shall not have the authority to issue any shares of capital stock other than shares of Common Stock then outstanding.”

Article IV is hereby amended to read in its entirety as follows:

“Article IV: The purposes for which the Corporation has been organized are to hold a membership interest in Relationship Marketing Group, LLC, a Delaware limited liability company, and to engage in any lawful act or activity necessary or desirable solely in connection therewith.”

The last sentence of the first paragraph of Article V is hereby amended to read in its entirety as follows:

“Without limiting the generality of the foregoing, no shareholder of the Corporation shall have any preemptive rights pursuant to section 33-683(b) of the Connecticut Business Corporation Act.”

Section 5.1 of Article V is hereby deleted in its entirety.

Articles VIII and IX are hereby deleted in their entirety.

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CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A., B. or C.)

☒	A. The resolution was approved by shareholders as follows: (set forth all voting information required by Conn. Gen-Stat. section 33-800 as amended in the space provided below)

Of the 114,711.63 shares of Common Stock (entitled to cast one vote per share) of the Corporation outstanding and entitled to vote on the Amendment to the Certificate Of Incorporation, the holders of 68,031.26 shares of Common Stock voted in favor of the Amendment (which number was sufficient for approval thereof).

☐	B. The amendment was adopted by the board of directors without shareholder section. No shareholder vote was required for adoption.

☐	C. The amendment was adopted by the Incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION

Dated this 21st day of March, 2000

John Thompson	Vice President	/s/ John Thompson
Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF AMENDMENT

STOCK OF CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new I-97

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION

Relationship Marketing Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☒	A. AMENDED.
☐	B. AMENDED AND RESTATED.
☐	C. RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Amendments are described below and contained in Exhibit A:

TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK

OLD	NEW
250,000 shares of common stock without par value	250,000 shares of common stock without par value

and

6,000 shares of Series A Convertible Preferred Stock $1,000 par value per share

PRE-EMPTIVE RIGHTS

Old provision denying pre-emptive rights is amended to grant pre-emptive rights to a certain shareholder.

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CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A., B. or C.)

☒	A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. action 33-800 as amended in the space provided below)

Of the 865 shares of common stock of the corporation outstanding and entitled to vote, the holders of 664.25 of such shares voted in favor of the Certificate of Amendment; and of the 1,500 shares of Series A Preferred Stock entitled to vote, the holders of 1,500 shares voted in favor of the Certificate of Amendment; which numbers were sufficient for approval thereof.

☐	B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

☐	C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION

Dated this 6th day of October, 1999

Peter L. Pastor	Chief Operating Officer / Chief Financial Officer / Secretary	/s/ Peter L. Pastor
Print or type name of signatory	Capacity of signatory	Signature

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

EXHIBIT A

RELATIONSHIP MARKETING GROUP, INC.

CERTIFICATE OF AMENDMENT

PREFERENTIAL DIVIDEND; PREEMPTIVE RIGHTS;

SPECIAL VOTING PRIVILEGES

Article II is hereby amended to remove any reference to “Annex I” and to read:

“Article II. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 250,000 shares of common stock, no par value per share.

Article V is hereby amended to read

:       “Article V: Without limiting any agreements entered into by the Corporation with any of its shareholders, no holder of any of the shares of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are convertible into or exchangeable for any shares of the Corporation of any other class or classes, and whether or not such shares are issued out of the number of shares authorized by the Certificate of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the Corporation, as such holder, have any right to purchase or subscribe for any obligations which the Corporation may issue or sell that shall be convertible into, or exercisable or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from, the Corporation any shares of any class or classes. Without limiting the foregoing, no shareholder of the Corporation, except as enumerated in section 5.1 of this Article V, shall have any preemptive rights pursuant to section 33-683(b) of the Connecticut Business Corporation Act.

5.1 Preemptive Rights. Notwithstanding the foregoing, the Corporation hereby grants preemptive rights to VCI Direct Mail, Inc. (“Valassis”), which shall remain in effect so long as Valassis or any Affiliate(s) (as such term is defined in the Purchase Agreement dated as of October 6, 1999 by and among Valassis, the Corporation and its stockholders(the “Purchase Agreement”), hereinafter “Affiliate(s)”) thereof is a stockholder of the Corporation, and which shall permit Valassis or any such Affiliate(s) to purchase additional common stock of the Corporation so as to maintain its and/or its Affiliates’ percentage of ownership of the outstanding common stock which is in effect at the time that the Corporation proposes to issue additional common stock. Such preemptive rights are subject to the following terms and conditions:

(a) The Corporation shall give Valassis written notice of the Corporation’s intention to issue additional common stock (including but not limited to issuances upon the

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exercise of stock options and/or warrants) (the “Issuance Notice”), describing the type and number of shares of common stock, the price at which the common stock is proposed to be issued, and the general terms upon which the Corporation proposes to issue the common stock, including the anticipated date of such issuance. The Issuance Notice shall be delivered to Valassis no later than twenty-one (21) business days prior to the anticipated date of such issuance.

(b) Valassis shall have twenty (20) business days from the date it receives the Issuance Notice to agree to purchase all or any portion of such number of shares of common stock as shall be sufficient to allow Valassis to maintain its percentage of ownership of the outstanding common stock after the issuance of the common stock referred to in the Issuance Notice. Valassis shall exercise its preemptive rights by giving written notice to the Corporation of its desire to purchase common stock (the “Response Notice”) and stating therein the number of shares of common stock it will purchase. Any purchase of common stock by Valassis shall be consummated on or before the later of (i) the date on which all other shares of common stock described in the Issuance Notice are issued by the Corporation, and (ii) the tenth (10th) business day following delivery of the Response Notice by Valassis to the Corporation. The purchase by Valassis shall be on the same terms and conditions and with the same rights and preferences as those described in the Issuance Notice. If the issuance or sale described in the Issuance Notice is being made in exchange for services rendered, the purchase by Valassis shall be at the same purchase price or exercise price, as the case may be, as that of the common stock that is issued or sold in exchange for services rendered as at the date of such sale or issuance.

(c) The Corporation shall have one hundred twenty (120) days from the date of the Issuance Notice to consummate the proposed issuance of common stock described in such Issuance Notice. Notwithstanding the foregoing, if the Corporation grants to any person rights to participate in any issuances of common stock which are more favorable than the rights granted to Valassis hereunder, the rights granted to Valassis shall be expanded to the extent necessary to make its rights no less favorable than the rights granted to such other person.”

The Certificate is further amended to include new Articles VIII and IX, which shall read in their entirety as follows.

“Article VIII: Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, for so long as Valassis or any Afilliate(s) thereof is a stockholder of the Corporation, each of the other stockholders has agreed to vote his/her/its shares of common stock, preferred stock, or any other equity securities issued by the Corporation, at any meeting of shareholders duly called and convened for the purpose of electing directors of the Corporation or by written consent, in favor of the persons nominated by Valassis to serve as directors of the Corporation to fill a majority of the positions on the Board of Directors of the Corporation, as the number of members of the Board of Directors shall be fixed from time to time in accordance with the By-laws of the Corporation. In the event that any Director designated by Valassis is unable to serve or is removed from office or

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withdraws from the Board of Directors, Valassis shall have the power to designate a replacement for that Director (a “Substitute Director”) and each of the other stockholders has agreed that he/she/it shall take all actions within his/her/its respective powers, including but not limited to the voting of all shares of voting stock of the Corporation owned by such stockholder, to cause the election of such Substitute Director as a Director of the Corporation. If Valassis acquires beneficial ownership of fifty percent (50%) or more of the outstanding common stock of the Corporation, it shall have the power to designate all of the Directors of the Corporation and each of the other stockholders has agreed in that event to vote his/her/its shares of common stock, preferred stock, or any other equity securities issued by the Corporation, at any meeting of shareholders duly called and convened for the purpose of electing directors of the Corporation or by written consent, in favor of the persons nominated by Valassis to serve as directors of the Corporation.

Article IX: During each of the three twelve-month periods commencing on October 6, 1999 and ending on October 6, 2002, the Corporation shall pay a preferential annual dividend (the “Preferential Dividend”) equal to one-hundred percent (100%) of the Corporation’s annual After Tax Profits (as such term is defined below), to the extent permitted by law and availability of working capital of the Corporation after payment of certain promissory notes held by NEGF II, L.P. and Scorpion-RMG, LLC in the aggregate original principal amount of $100,000 (the “Note Amount”), to the stockholders, other than Valassis, whose shares are subject to an option to purchase granted to Valassis as of October 6, 1999 (the “Option”), until Preferential Dividends aggregating four Million Nine Hundred Thousand Dollars ($4,900,000) have been paid, and no more, said aggregate amount to be reduced by (i) the amounts paid by Valassis as exercise price of the Option, (ii) the amount paid by the Company to satisfy the Note Amount, and (iii) any Pre-Closing liabilities (as such capitalized term is defined in the Purchase Agreement). The Preferential Dividend, if any, shall be declared and paid within one hundred twenty (120) days following the end of each of the three twelve-month periods with respect to which the Preferential Dividend is payable, and shall be allocated among the stockholders eligible to receive the Preferential Dividend in proportion to the number of shares of common stock held by each of them. For purposes of this Article IX, the term “After Tax Profits” shall mean the profits generated by the ordinary course operations of the Corporation, i.e., without any consideration for extraordinary or non-recurring items (such as gain or loss on the sale, exchange or disposition of an income-producing property of investment, any gain or loss on the sale, exchange or disposition of a fixed asset or group of like fixed assets, or casualty recoveries and casualty losses in excess of insurance proceeds) which shall be determined in accordance with generally accepted accounting principles, after deductions for any state, federal and local income taxes which shall be calculated at the applicable tax rate then in effect on the aggregate taxable income of the Corporation (taking into account any net loss carry-forwards) solely for the purpose of this definition. After Tax Profits for each twelve-month period shall be cumulative, such that the After Tax Profits for any twelve-month period shall be reduced by any after tax losses incurred by the Company in the prior twelve-month period(s).”

The Certificate is further amended to delete “Annex I.”

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new I-97

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SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION

Relationship Marketing Group, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☒    A. AMENDED.

☐    B. AMENDED AND RESTATED.

☐    C. RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Article II is hereby amended to read as follows:

“Article II: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 256,000 shares, consisting of (i) 250,000 shares of Common Stock, no par value per share, and (ii) 6,000 shares of Preferred Stock, $1,000 par value per share, all of which shall be designated as Series A Convertible Preferred Stock and shall have powers, preferences, rights, qualifications, limitations and restrictions set forth on Annex I to the Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 24, 1998. Every 100 shares of Common Stock issued and outstanding on August 31, 1999 or issuable upon conversion or exercise of Convertible Preferred Stock, convertible notes or debentures, warrants, options, or other securities convertible, exchangeable or exercisable for Common Stock that were issued and outstanding on August 31, 1999 are hereby combined into 1 share, without change in par value and without reducing the number of authorized shares of Common Stock set forth herein. Fractional shares resulting from this combination shall be permitted up to and including one-hundredth of a share.”

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4. VOTE INFORMATION (check A., B. or C.)

☒	A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

Of the 86,500 shares of Common Stock (entitled to cast one vote per share) and 55,555.5 shares of Preferred Stock (entitled to cast 37.037 votes per share) of the Corporation outstanding and entitled to vote on the Amendment to the Certificate of Incorporation, the holders of 54,700 shares of Common Stock and 55,555.5 shares of Preferred Stock voted in favor of the Amendment (which number was sufficient for approval thereof ).

☐	B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

☐	C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION

Dated this 14th day of September, 1999

PETER L. PASTOR	CORPORATE SECRETARY	/s/ PETER L. PASTOR
Print or type name of signatory	Capacity of signatory	Signature

DATA REPORTING CORP.
330 Roberts Street, Suite 203
East Hartford, CT 06108-3654

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new I-97

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CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION:

RELATIONSHIP MARKETING GROUP, INC.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☐	A. AMENDED.

☒	B. AMENDED AND RESTATED.

☐	C. RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

Amendment are generally described below:

Agent for Services of Process:

Old		New
Ted Giannitti		Jon Robertson
Business Address	Residence Address	Business Address	Residence Address
72 Danbury Road	15 Sniffen Road	79 Sanford Street	79 Harbor Drive
Wilton, CT 06897	Westport, CT 06880	Fairfield, CT 06430	Unit 311
Stamford CT, 06902

Total Number of Authorized Shares of Stock

Old	New
250,000 shares of	250,000 shares of		6,000 shares of
common stock	common stock	and	Series A Convertible
without par value	without par value		Preferred Stock
$1,000 par value per share
No preferred stock

Preemptive Rights

Old	New
No provision	Deny preemptive rights

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CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A., B. or C.)

☒	A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

Of the 86,500 shares of common stock of the corporation outstanding and entitled to vote on the Amended and

Restated Certificate of Incorporation, the holders of 33,000 of such shares voted in favor of the Amended and

Restated Certificate of Incorporation (which number was sufficient for approval thereof).

☐	B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

☐	C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION

Dated this 22nd day of April, 1998

Jon Robertson	President	/s/ Jon Robertson
Print or type name of signatory	Capacity of signatory	Signature

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RELATIONSHIP MARKETING GROUP, INC.

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Article I: The name of the corporation is Relationship Marketing Group, Inc. (the “Corporation”).

Article II: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 256,000 shares, consisting of (i) 250,000 shares of common stock, no par value per share, and (ii) 6,000 shares of preferred stock, $1,000 par value per share, all of which shall be designated as Series A Convertible Preferred Stock and shall have the powers, preferences, rights, qualifications, limitations and restrictions set forth on Annex I hereto.

Article III: The name of the registered agent of the Corporation is Jon Robertson and his business address is c/o Relationship Marketing Group, Inc., 79 Sanford Street, Fairfield, Connecticut 06430.

Article IV: The purpose for which the Corporation has been organized is to engage in any act or activity in which corporations may lawfully engage pursuant to the Connecticut Business Corporation Act.

Article V: Without limiting any agreements entered into by the Corporation with any of its shareholders, no holder of any of the shares of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are convertible into or exchangeable for any shares of the Corporation of any other class or classes, and whether or not such shares are issued out of the number of shares authorized by the Certificate of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the Corporation, as such holder, have any right to purchase or subscribe for any obligations which the Corporation may issue or sell that shall be convertible into, or exercisable or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from, the Corporation any shares of any class or classes. Without limiting the foregoing, no shareholder of the Corporation shall have any preemptive rights pursuant to Section 33-683(b) of the Connecticut Business Corporation Act.

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Article VI: The personal liability of each of the directors of the Corporation is hereby eliminated to the fullest extent allowed under the Connecticut Business Corporation Act, as the same may be supplemented and amended from time to time.

Article VII: The Corporation shall to the fullest extent legally permissible under the provisions of the Connecticut Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said Act from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by such persons in connection with any action, suit or other proceeding in which such persons may be involved or with which such persons may be threatened, or other matters referred to in or recovered by said Act, and shall continue as to a person who has ceased to be affiliated with the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice.

2

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CONNECTICUT SECRETARY OF THE STATE

ANNEX I

RELATIONSHIP MARKETING GROUP, INC.

PREFERRED STOCK TERMS

Section 1. Dividends.

1.A. Preferred Dividends. To the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Convertible Preferred Stock, par value $1,000 per share (the “Series A Preferred”), at such times and subject to the other terms and conditions provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a “Preferred Share”) shall accrue, if not paid, on a daily basis at the rate of 10% per annum on the Base Liquidation Value, compounded annually, from and including the date of issuance of such Preferred Share to and including the first to occur of: (i) the date on which the Liquidation Value of such Preferred Share is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation, (ii) the date on which such share is converted into a share of Conversion Stock hereunder or (iii) the date on which such share is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

l.B. Distribution of Dividend Payments. Dividends accrued on the Series A Preferred shall be due and payable annually on the last day of April (a “Series A Dividend Payment Date”), commencing with the first such date following the date of issuance. Except as otherwise provided in this Section l.B., the Board of Directors of the Corporation shall declare and pay current dividends out of funds legally available therefor. Such dividends shall be payable to the holders of record at the close of business specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the applicable Series A Dividend Payment Date. Except as otherwise provided herein, if when payable, the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder. If the Board of Directors of the Corporation determines that if following payment of accrued and unpaid dividends on the Series A Preferred, there would be insufficient cash flow to fund normal operations of the Corporation,

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the Board may defer the payment of such portion of the accrued and unpaid dividends as it deems necessary to enable the Corporation to maintain sufficient cash flow to fund normal operations. In such event, however, the Corporation shall mail written notice to the holders of Series A Preferred no later than 20 days before the applicable Series A Dividend Payment Date, indicating the amount of any accrued and unpaid dividends to be so deferred, and in lieu of such deferred dividends continuing to accrue, each holder of Series A Preferred may elect by written notice to the Corporation, no later than 5 days prior to such Series A Dividend Payment Date, to receive additional shares of Series A Preferred in payment of the accrued and unpaid dividends on such holder’s Series A Preferred to be so deferred. In such event, the Corporation shall issue, as of the Series A Dividend Payment Date, to each such holder such number of additional shares of Series A Preferred equal to the quotient of (x) the total dollar amount of such accrued and unpaid dividends to be deferred divided by (y) the Base Liquidation Value. Absent such election, the dividends so deferred shall continue to accrue at the rate set forth in Section l.A.

1.C. Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, shares of Common Stock or other securities), which dividends shall only be declared if the Company has complied with Section 3 below, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

2.A. Payment Upon Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid an amount in cash equal to the Liquidation Value of all Preferred Shares held by such holder before any distribution or payment is made upon any Junior Securities. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series A Preferred based upon the Liquidation Value of all of the Series A Preferred held by each such holder. Not less than 60 days prior to the date of payment of the Liquidation Value, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up pursuant to the terms and conditions hereunder.

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2.B. Deemed Liquidation. Upon the election of the holders of at least 67% of the outstanding Preferred Shares, pursuant to a notice of such election delivered to the Corporation by such holders, (i) any consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity), (ii) any sale or other transfer by the Corporation of substantially all of its assets (determined either for the Corporation alone or with its Subsidiaries on a consolidated basis and measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board), or (iii) any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons other than the holders of Common Stock and Series A Preferred as of the Closing of the first Tranche (as defined in the Purchase Agreement) holding a majority of the voting power of such capital stock, shall be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of this Section 2, and the holders of the Series A Preferred shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Series A Preferred upon a liquidation, dissolution or winding up of the Corporation under this Section 2 in cancellation of their Preferred Shares upon the consummation of any such transaction. Each holder of Series A Preferred shall have the right to elect the benefits of either this Section 2 or Section 6E hereof in connection with any such transaction.

Section 3. Priority of Series A Preferred on Dividends and Redemptions.

3.A. So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of at least 67% of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any other distribution upon any Junior Securities.

Section 4. Redemptions.

4.A. Scheduled Redemption. On or after the fifth anniversary of the Closing Date (as defined in the Purchase Agreement), the Corporation shall, at the election of at least 67% of the shares of Series A Preferred outstanding at such time by written notice delivered to the Corporation (the “Redemption Election Notice”) (which notice shall specify (i) the number of Preferred Shares requested to be redeemed and (ii) the date on which such redemption is to occur (the “Redemption Date”) (which date shall be no less than 30 days from the date of such notice)), redeem all outstanding shares of Series A Preferred or any portion thereof, as specified in the Redemption Election Notice, at a price per Preferred Share equal to the Liquidation Value thereof. The number of Preferred Shares to be so redeemed from each holder thereof shall be determined in accordance with Section 4D below. Notwithstanding the foregoing, if at any time after delivery of the Redemption Election Notice but prior to the redemption made pursuant thereto, any holder of Series A Preferred delivers written notice to the Corporation requesting a deferral of the redemption of such holder’s Preferred Shares, then such redemption shall be deferred with respect to such holder (and such holder’s Preferred Shares shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of such time

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as (i) such holder delivers written notice to the Corporation terminating the request for deferral (the “Deferral Termination Notice”) or (ii) such Preferred Shares are otherwise actually redeemed or repurchased by the Corporation. The Corporation shall be obligated to redeem all Shares within 30 days after receipt of the Deferral Termination Notice.

4.B. Redemption Payments. For such Preferred Shares which are requested to be redeemed pursuant to a Redemption Election Notice delivered to the Corporation, the Corporation shall be obligated on the applicable Redemption Date to pay to the holders thereof (upon surrender by such holders at the Corporation’s principal office or other place designated by the Corporation of the certificate representing the number of Preferred Shares referenced in the Redemption Election Notice)(and not deferred) an aggregate amount in cash equal to the aggregate Liquidation Value of such Preferred Shares. If the Redemption Election Notice specifies a number of Preferred Shares to be redeemed which is less than the number of Preferred Shares outstanding at such time, the Company shall redeem from each holder of Preferred Shares the number of Preferred Shares determined in accordance with Section 4D below. If the funds of the Corporation legally available for redemption of Preferred Shares on any applicable Redemption Date are insufficient to redeem the total number of Preferred Shares requested to be redeemed on such date in the Redemption Election Notice, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Shares pro rata among the holders of such Preferred Shares requested to be redeemed based upon the aggregate Liquidation Value of all such Preferred Shares requested to be redeemed held by each such holder. If at any time after such redemption additional funds of the Corporation become legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem any Preferred Shares requested to be redeemed on the applicable Redemption Date in the Redemption Election Notice (but which the Corporation has not yet redeemed), which Preferred Shares shall be redeemed pro rata among the holders of the Preferred Shares requested to be redeemed on the Redemption Date based upon the aggregate Liquidation Value of all such Preferred Shares held by each such holder.

4.C. Notice of Redemption. The Corporation shall mail written notice of each redemption of any Series A Preferred (together with a copy of the Redemption Election Notice delivered to the Corporation) to each record holder thereof not more than 60 nor less than 20 days prior to the date on which such redemption is to be made. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Preferred Shares.

4.D. Determination of the Number of Each Holder’s Preferred Shares to be Redeemed. The number of shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

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4.E. Dividends After Redemption. No Preferred Share shall be entitled to any dividends accruing after the date on which such Preferred Share is redeemed and the Liquidation Value of such Preferred Share is paid to the holder of such Preferred Share. On such date, all rights of the holder of such Preferred Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

4.F. Redeemed or Otherwise Acquired Preferred Shares. Any Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued Preferred Shares and shall not be reissued, sold or transferred.

4.G. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Preferred Shares owned by each such holder.

Section 5. Voting Rights.

5.A. In General. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and except as otherwise required by applicable law and with respect to those matters set forth in Section 5B below, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

5.B. Special Voting Rights. So long as at least 7.5% of the shares of Series A Preferred issued under the Purchase Agreement remain outstanding, the vote of the holders of at least 67% of the Series A Preferred voting separately as a single class to the exclusion of all other classes of the Corporation’s capital stock and with each share of Series A Preferred entitled to one vote, shall be required to (i) permit the Corporation or any Subsidiary to engage in any business other than the RMG Business; (ii) establish any Subsidiary; (iii) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Shares pursuant to the terms of this Certificate of Incorporation; (iv) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Corporation’s or any Subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Shares pursuant to the terms of this Certificate of Incorporation or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; (v) except as expressly contemplated by the Purchase Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities

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or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities); (vi) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (except for (1) reasonable advances to employees, or sales of services on credit, in the ordinary course of business and (2) investments having a stated maturity no greater than one (1) year from the date the Corporation makes such investment in obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, certificates of deposit of commercial banks having combined capital and surplus of at least $50,000,000 or commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc.), provided that nothing in this clause (vi) shall prohibit investments in Subsidiaries or other Persons in an aggregate amount of less than $1,000,000 outstanding at any time; (vii) merge or consolidate with any Person, or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary), (viii) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions during any twelve-month period (other than sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its or any Subsidiary’s Intellectual Property Rights (as defined in the Purchase Agreement); (ix) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes); (x) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, the Corporation or another Subsidiary or (B) the Corporation’s right to perform the provisions of this Certificate of Incorporation, the Registration Agreement, the Stockholders Agreement, the Purchase Agreement or the Corporation’s Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Preferred Shares and conversions of the Series A Preferred into Common Stock); (xi) make any amendment to this Certificate of Incorporation, or the Corporation’s Bylaws, or file any resolution of the Board with the Connecticut Secretary of State containing any provisions, which would increase the number of authorized shares of the Series A Preferred, or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred or the Common Stock issuable upon conversion of the Series A Preferred under this Certificate of Incorporation, the Purchase Agreement, the Corporation’s Bylaws, the Registration Agreement or the Stockholders Agreement; (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, other than on terms and conditions as favorable to the Corporation or such Subsidiary as would be obtainable at the time in a comparable arm’s length transaction with any Person who is not so affiliated with the

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Corporation or any of its Affiliates; (xiii) create, incur, assume or suffer to exist or modify, or permit any Subsidiary to create, incur, assume or suffer to exist or modify, any Indebtedness (as defined in the Purchase Agreement); (xiv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liens other than Permitted Liens (as defined in the Purchase Agreement), (xv) make capital expenditures aggregating more than $100,000 in any calendar year; (xvi) hire any Persons to perform the function of chief executive officer, chief operating officer, chief financial officer or any other senior executive officer, or terminate the employment of Jon Robertson or Peter Pastor.

Section 6. Conversion.

6.A. Conversion Procedure.

(i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Preferred Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect. In addition, each holder of Series A Preferred shall be entitled upon conversion to receive in cash an amount equal to all accrued but unpaid dividends on each share of Series A Preferred so converted, provided there are funds legally available therefor. To the extent the Corporation shall not have funds legally available to pay such accrued but unpaid dividends, the Corporation shall pay such dividends as and when the Corporation shall have funds legally available therefor until all accrued and unpaid dividends shall have been paid in full. Notwithstanding anything to the contrary contained herein, if the Board of Directors of the Corporation determines that if following payment of accrued and unpaid dividends on the Series A Preferred, there would be insufficient cash flow to fund normal operations of the Corporation, the Board may defer the payment of such portion of the accrued and unpaid dividends as it deems necessary to enable the Corporation to maintain sufficient cash flow to fund normal operations. In such event, however, the Corporation shall mail written notice to the holders of Series A Preferred no later than 10 days following receipt of the holder’s election to convert, indicating the amount of any accrued and unpaid dividends to be so deferred, and in lieu of such deferred dividends, any holder of Series A Preferred may elect by written notice to the Corporation, no later than 15 days after receipt of such notice, to receive additional shares of Series A Preferred in payment of the accrued and unpaid dividends on such holder’s Series A Preferred to be so deferred. In such event, the Corporation shall issue, as of the date of conversion, to such holder such number of additional shares of Series A Preferred equal to the quotient of (x) the total dollar amount of such accrued and unpaid dividends to be so deferred divided by (y) the Base Liquidation Value.

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(ii) Except as otherwise provide herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Preferred Shares converted pursuant to the terms hereof as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for Preferred Shares or Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Preferred Shares or Conversion Stock represented thereby.

(iii) The conversion rights of any Preferred Share subject to redemption hereunder shall terminate on the applicable Redemption Date for such Preferred Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Preferred Share.

(iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a (A) Public Offering, (B) a consolidation or merger of the Corporation with or into another entity or entities, (C) a sale or other transfer by the Corporation of substantially all of its assets, (D) a transaction or series of transactions whereby Persons other than the holders of Series A Preferred and Common Stock as of the Closing of the Initial Tranche (as defined in the Purchase Agreement) will hold a majority of the voting power of the Corporation’s capital stock, or (E) other transaction affecting the Corporation, the conversion of any Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, together with cash, as provided in Section 6A (ix), with respect to fractional shares and cash in an amount equal to all accrued and unpaid dividends on the shares of Series A Preferred so converted, provided there are funds legally available therefor, subject, however, to the provisions of Section 6A (i); and

(b) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(vi) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are

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necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii) The Corporation shall not close its books against the transfer of any Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Series A Preferred. All Preferred Shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

(ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

6.B. Conversion Price.

(i) The initial Conversion Price shall be $120.00. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6B.

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(ii) The initial Conversion Price shall be adjusted based upon the Adjusted Operating Income for the fiscal year ended December 31, 1999 as follows:

Operating Income for 1999	Adjusted Conversion Price Per Share
$7,000,001 or greater	$140.00
$6,000,001 - $7,000,000	$120.00
$4,500,001 - $6,000,000	$100.00
$3,000,001 - $4,500,000	$ 80.00
$3,000,000 or less	$ 50.00

In the event the initial Conversion Price shall have been adjusted under Section 6B(iv) prior to any adjustment under this Section 6B(ii), the Conversion Price then in effect shall be adjusted in the same proportion that there would have been an adjustment hereunder if the Conversion Price then in effect had been the initial Conversion Price hereunder.

For example, assume that the initial Conversion Price of the Series A Preferred is $120.00 and assume further that there was an adjustment thereto required by Section 6B(iv) prior to any adjustment under this Section 6b(ii), reducing the Conversion Price to $100.00 In the event the Operating Income for 1999 were $3,000,001, the Conversion Price shall be further adjusted to $66.67 or $80/$120ths of the then current $100 Conversion Price because had the Conversion Price then in effect been the initial Conversion Price of $120.00, the foregoing formula would have required an adjustment to $80.00 or a reduction of the initial Conversion Price by a fraction equal to $80/$120. Similarly, In the event the Operating Income for 1999 were $7,000,001, the Conversion Price shall be further adjusted to $117.00 or 140/120ths of the then current $100.00 Conversion Price because had the Conversion Price then in effect been the initial Conversion Price of $120.00, the foregoing formula would have required an adjustment to $140.00 or an increase of the Conversion Price by a fraction equal to $140/$120

(iii) The initial Conversion Price shall be adjusted further from time to time based upon the Adjusted Operating Income for any fiscal year ended after December 31,1999 as follows: if the Adjusted Operating Income for any such fiscal year (the “Current Year”) is less than ninety percent (90%) of the Adjusted Operating Income for the immediately preceding fiscal year of the Corporation, the Corporation has incurred expenses in excess of One Hundred Thousand Dollars ($100,000) in such Current Year relating to or arising out of any potential or pending claims set forth on the Litigation Schedule or Intellectual Property Schedule to the Purchase Agreement and such expenses exceed five percent (5%) of Adjusted Operating Income for such Current Year, then the Conversion Price shall be reduced by $20.00 as of the date on which the audited financial statements of the Corporation and its Subsidiaries are issued for such Current Year; provided, however, that the Conversion Price as so adjusted from time to time under this Section 6A (iii) shall not be less than $20.00.

(iv) Except as provided in the second sentence of this Section 6B(iv), if and whenever the Corporation issues or sells, or in accordance with Section 6C is deemed to have issued or sold, any shares of its Common Stock for a price per share (determined in

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accordance with Section 6C) less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the price per share for which the Corporation’s Common Stock shall have been so deemed to have been issued or sold; provided, however, there shall be no adjustment in the Conversion Price as a result of (a) of any shares of Common Stock issued with respect to any lease financing by the Corporation, or (b) of any shares issuable upon conversion of the convertible promissory notes listed on the Capitalization Schedule to the Equity Purchase Agreement. If and whenever the Corporation issues or sells, or in accordance with Section 6C is deemed to have issued or sold any shares of its Common Stock to senior management of the Corporation under a stock option plan or other compensatory plan, for a price per share (determined in accordance with Section 6C) less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, however, there shall be no adjustment hereunder with respect to any issue or sale (or deemed issue or sale) of 5,000 shares of Common Stock (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock) of Common Stock to senior management of the Corporation or its Subsidiaries under a stock option plan or other compensatory plan.

6.C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6B(iv), the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for the price per share for which Common Stock is issuable. For purposes of this Section 6C(i), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the

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exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share for which Common Stock is issuable. For the purposes of this Section 6C(ii), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof into Common Stock, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of Section 6C(i) above, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such outstanding Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of this Section 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of any shares of Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. With respect to any adjustment in the Conversion Price required under the second sentence of Section 6B(iv), upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or

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Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of any shares of Series A Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of any discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price of such securities as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Corporation’s Board of Directors in its reasonable good faith judgment. In the event that the holders of 67% or more of the Series A Preferred disagree with the Board of Directors’ valuation of such securities, such holders shall have the right to object to such valuation by delivering a notice to the Corporation within 15 days after the completion of the Board of Directors’ valuation setting forth such objection. Within 15 days after the Corporation receives such a notice of objection from the holders of Series A Preferred, the Corporation’s Board of Directors shall meet with the holders of Series A Preferred delivering the objection notice or with their representatives and shall negotiate with such parties in good faith to reach an agreement as to valuation of the given securities. If such parties are unable to reach agreement within a reasonable period of time (no longer than 30 days), the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least 67% of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Preferred Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

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(vii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

6.D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

6.E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of at least 67% of the Series A Preferred then outstanding) to ensure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of at least 67% of the Series A Preferred then outstanding) to ensure that the provisions of this Section 6 and Section 7 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least 67% of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

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6.F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series A Preferred.

6.G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of outstanding Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of outstanding Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

6.H. Automatic Conversion. All outstanding shares of Series A Preferred shall be automatically converted without further action by the holders thereof into shares of Common Stock upon (i) consummation by the Corporation of a Qualified Public Offering of the Common Stock or (ii) election of the holders of at least 67% of the outstanding Series A Preferred and outstanding Common Stock issued upon conversion of Series A Preferred. At the time of such conversion, each holder of Preferred Shares so converted shall cease to have any rights of a holders of Series A Preferred and shall instead become the holder of a number of shares of Common Stock equal to the quotient of the number of Preferred Shares to be so converted multiplied by $1,000 divided by the Conversion Price at such time. Upon surrender to the Corporation of the certificate representing the shares so converted, the Corporation shall issue to the holder thereof a new certificate in the name of such holder or its designee for the number of shares of Common Stock issued in such automatic conversion. In addition, each holder of Series A Preferred shall be entitled upon conversion to receive in cash an amount equal to all accrued but unpaid dividends on each share of Series A Preferred so converted, provided there are funds legally available therefor. To the extent the Corporation shall not have funds legally available to pay such accrued but unpaid dividends, the Corporation shall pay such dividends as and when the Corporation shall have funds legally therefor until all accrued and unpaid dividends shall have been paid in full. Notwithstanding anything to the contrary contained herein, if the Board of Directors of the Corporation determines that if following payment of accrued and unpaid dividends on the Series A Preferred, there would be insufficient cash flow to fund normal operations of the Corporation, the Board may defer the payment of such portion of the accrued and unpaid dividends as it deems necessary to enable the Corporation to maintain sufficient cash

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flow to fund normal operations. In either of the foregoing events, however, the Corporation shall mail written notice to the holders of Series A Preferred no later than 10 days following receipt of the foregoing election to convert, indicating the amount of any accrued and unpaid dividends to be so deferred, and in lieu of such deferred dividends, any holder of Series A Preferred may elect by written notice to the Corporation, no later than 15 days after receipt of such notice, to receive additional shares of Series A Preferred in payment of the accrued and unpaid dividends on such holder’s Series A Preferred to be so deferred. In such event, the Corporation shall issue, as of the date of conversion, to such holder such number of additional shares of Series A Preferred equal to the quotient of (x) the total dollar amount of such accrued and unpaid dividends to be so deferred divided by (y) the Base Liquidation Value.

Section 7. Events of Noncompliance.

7.A. Definition. An Event of Noncompliance shall have occurred if:

(i) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or prohibited by this Certificate of Incorporation or any agreement to which the Corporation is subject;

(ii) the Corporation breaches or otherwise fails in any material respect to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement;

(iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is false or misleading in any material respect on the date made or furnished;

(iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

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(v) a judgment is excess of $25,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $25,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $25,000 to become due prior to its stated maturity.

7.B. Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in Section 7.A. (i)) has occurred and continues for a period of 30 days, the dividend rate on the Series A Preferred shall increase immediately by an increment of two (2) percentage points. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 0.50 percentage points (but in no event shall the dividend rate exceed 14%). Any increase of the dividend rate resulting from the operation of this Section 7B(i) shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If an Event of Noncompliance has occurred under Section 7A(i), the holders of 67% or more of the Series A Preferred may elect to cause the Corporation to issue two-year installment promissory notes to such holders of Series A Preferred in the principal amount of the Liquidation Value, payable quarterly with interest accrued thereon at the rate of 14% per annum. The promissory notes shall contain a covenant that the Corporation shall use diligent efforts on each six-month anniversary of the date of issuance thereof to arrange either debt or equity financing, the proceeds of which shall be applied to prepay such indebtedness in full.

(iii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in Section 7A(i) or (iv)) has occurred and continues for a period of 30 days, the holder or holders of 67% or more of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of Series A Preferred owned by such holder or holders at a price per share equal to the Liquidation Value thereof. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five (5) days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series A Preferred by giving written notice thereof to the Corporation within seven (7) days after receipt of the Corporation’s notice. The Corporation shall redeem all Series A Preferred as to which rights under this Section 6B(ii) have been exercised within 15 days after receipt of the initial demand for redemption.

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(iv) If an Event of Noncompliance of the type described in Section 7A(iv) has occurred, all of the Series A Preferred then outstanding shall be immediately redeemed by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(v) If any Event or Events of Noncompliance (other than an Event of Noncompliance of the type described in Section 7.A. (i)) exist for an aggregate of 180 days (whether or not such days are consecutive), the Conversion Price of the Series A Preferred shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment (the “First Adjustment”). If any Event or Events of Noncompliance exist for an aggregate of 180 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First Adjustment had not been made (the “Second Adjustment”). If any Event or Events of Noncompliance exist for an aggregate of 180 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Conversion Price adjustment be rescinded, and in no event shall there be more than three Conversion Price adjustments pursuant to this subparagraph (v).

For example, assume that the Conversion Price of the Series A Preferred is $120.00. If Events of Noncompliance are in existence for an aggregate of 180 days, the Conversion Price would be reduced immediately by 10% of $120.00, or $12.00, for a new Conversion Price of $108.00. If Events of Noncompliance exist for an additional 180 days, the existing Conversion Price would be reduced by 10% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this subparagraph (iv) (i.e. $120.00), or $12.00, for a new Conversion Price of $96.00. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from 96.00 to $48.00, and assume that Events of Noncompliance exist for an additional 180 days. In this case, the Conversion Price would be reduced by 10% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this subparagraph (iv) (i.e., $60.00), or $6.00, for a new Conversion Price of $42.00.

(vi) If any Event of Noncompliance has occurred and continues for a period of 30 days, the number of directors constituting the Corporation’s board of directors shall, at the request of the holders of 67% of more of the Series A Preferred then outstanding, be increased by such number which shall, together with any director(s) which the holders of such Series A Preferred otherwise have the right to designate, constitute a minimum majority of the Board of Directors, and the holders of Series A Preferred shall have the special right, voting separately as a single class (with each Preferred Share being entitled to one vote) and to the exclusion of all other classes of the Corporation’s stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such newly created directorships and

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to fill any vacancies in such directorships. The special right of the holders of Series A Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (vi), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

At any time when such special right has vested in the holders of Series A Preferred, a proper officer of the Corporation shall, upon the written request of the holder of at least 20% of the Series A Preferred then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of 20% Series A Preferred requesting such special meeting. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 20% of the Series A Preferred then outstanding may call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation’s principal office, or at such other place designated by the holders of at least 20% of the Series A Preferred requesting such special meeting. Any holder of Series A Preferred shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

At any meeting or at any adjournment thereof at which the holders of Series A Preferred have the special right to elect directors, the presence, in person or by proxy, of at least 67% of the Series A Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

Any director so elected by the holders of Series A Preferred shall continue to serve as a director until the expiration of the lesser of (a) a period of six (6) months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected terminates (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

(vii) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

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Section 8. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

Section 9. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor with minimum assets of $50,000,000 or is NEGF II, L.P. or Scorpion-RMG, LLC, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions.

“Adjusted Operating Income” means the consolidated operating income of the Corporation and its subsidiaries for a fiscal year of the Corporation as reflected on the audited statement of operations included in the audited financial statements of the Corporation delivered pursuant to Section 3.B. of the Purchase Agreement, after deducting therefrom any other expenses set forth on such statement of operations, which expenses are not otherwise included under operating income and which relate to or arise out of any potential or pending claims set forth on the Litigation Schedule or Intellectual Property Schedule to the Purchase Agreement.

“Base Liquidation Value” of any Preferred Share as of any particular date shall be equal to $1,000.

“Board” means the board of directors of the Corporation.

“Common Stock” means, collectively all of the Corporation’s Common Stock, no par value per share, together with any capital stock of any class of the Corporation hereafter

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authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding from such definition any shares of Common Stock issuable upon conversion of the Series A Preferred.

“Conversion Stock” means shares of the Corporation’s Common Stock, no par value per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Earnings Value” means, with respect to a share of Common Stock, ((A*B)– C+D))/E, where:

A = seven (7);

B = earnings before interest and income taxes (“EBIT”) for the twelve-month period ending on the last day of the calendar month preceding the date on which the Redemption Election Notice or the date on which the Corporation mails written notice under Section 2A with respect to a liquidation, dissolution or winding up of the Corporation, as audited by the Corporation’s independent public accountants, whose expenses shall be borne by the Corporation.

C = indebtedness for borrowed money outstanding from banking or financial institutions as of the Redemption Date or the date of payment of the liquidation preference under Section 2A, as the case may be; and

D = cash and cash equivalents of the Corporation and its Subsidiaries as of the Redemption Date or the date of payment of the Liquidation Value under Section 2A, as the case may be; and

E = the sum of the number of shares of Common Stock and the number of shares of Common Stock issuable upon conversion of the Series A Preferred as of the Redemption Date or the date of payment of the liquidation preference under Section 2A, as the case may be.

“Junior Securities” means any capital stock or other equity securities of the Corporation (including, without limitation, the Common Stock), except for the Series A Preferred.

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“Liquidation Value” means, with respect to a share of Series A Preferred, the greatest of (i) the Base Liquidation Value plus all accrued but unpaid dividends thereon, (ii) the Earnings Value of the shares of Common Stock issuable upon conversion of such share of Series A Preferred, and (iii) the Market Price of the shares of Common Stock issuable upon conversion of such share of Series A Preferred.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined by the Corporation’s Board of Directors in its reasonable good faith judgment. In the event that the holders of 67% or more of the Series A Preferred disagree with the Board of Directors’ determination of Market Price for a given security, such holders shall have the right to object to such determination and to negotiate with the Board of Directors in accordance with the procedure set forth in Sections 6C(v) above. If such parties are unable to reach agreement within a reasonable period of time (not longer than 30 days), such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least 67% of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or other entity.

“Public Offering” means any underwritten offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Purchase Agreement” means the Equity Purchase Agreement, dated as of April 24, 1998, by and among the Corporation and certain investors named therein, as such agreement may from time to time be amended in accordance with its terms.

FILING #0001831464 PG 27 OF 28 VOL B-00186
FILED 04/24/1998 11:39 AM PAGE 02060
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

“Qualified Public Offering” means the sale in an underwritten Public Offering registered under the Securities Act of 1933, as amended, of the Corporation’s equity securities which yields (i) gross proceeds to the Company of not less than $10,000,000 and (ii) a valuation of the Company, based upon the initial per share public offering price and after giving effect to the gross proceeds of such offering of not less than $40,000,000.

“Redemption Date” as to any Preferred Share means the date specified in the Redemption Election Notice with respect to a given redemption of Preferred Shares; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“RMG Business” means any business which, directly or indirectly, is engaged in (i) the business of providing purchase incentive offers of manufacturers’ products to consumers in their homes in the format of a customized shopping list based on actual consumer purchase history or (ii) any other business which the Corporation (or any Subsidiary) conducts or undertakes to conduct to the extent the engagement in such other business has been approved by the holder of Series A Preferred in accordance herewith.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 11. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of at least 67% of the Series A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of such percentage of the Series A Preferred then outstanding.

FILING #0001831464 PG 28 OF 28 VOL B-00186
FILED 04/24/1998 11:39 AM 02061
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Section 12. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

DATA REPORTING CORP.
330 Roberts Street, Suite 203
East Hartford, CT 06108-3654